EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C: Submission of matters to a vote of Security holders.

EXHIBIT B:
  Attachment to item 77Q1: By-Laws

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EXHIBIT A:

SPECIAL MEETING OF STOCKHOLDERS

	A Special Meeting of Stockholders of ISIS (the "Meeting") was held on May 5, 2000 pursuant to notice given to all stockholders of record at the close of business on February 21, 2000. At the Meeting, stockholders were asked to approve the following:

Prosposal 1.

To approve the Agreement and Plan of Reorganization by and between ISIS and BlackRock FundsSM ("BlackRock") which provides for (a) the transfer of all of the assets and liabilities of ISIS to BlackRock's High Yield Bond Portfolio in exchange for Series B Investor Shares of the High Yield Bond Portfolio; (b) the distribution of such Series B Investor Shares to the shareholders of ISIS in connection with its liquidation; (c) the amendment to ISIS' by-laws and fundamental investment limitation to provide that ISIS may purchase securities of another investment company in connection with a merger, consolidation, reorganization, sale or purchase of assets approved by stockholders, or as otherwise permitted by the Investment Company Act of 1940, as amended ("1940 Act"); and (d) the dissolution under state law and the deregistration under the 1940 Act, of ISIS. 1,020,489 Shares voted for the Agreement and Plan of Reorganization; 65,003 Shares voted against the Agreement and Plan of Reorganization; and 28,531 Shares abstained.




EXHIBIT B:

                                          AS AMENDED through 2/25/72
                                                      and on 7/10/72
                                                         and 4/27/73
                                                         and 4/27/90
                                                         and 4/19/93
                                                        and 10/12/99
                                                          and 5/5/00

                           By Laws of

             INDEPENDENCE SQUARE INCOME SECURITIES, INC.


                      ____________________



ARTICLE I

	OFFICES


		Section 1. The registered office of the Corporation shall be in the City of Baltimore, State of Maryland.

		Section 2. The Corporation may also have offices at such other places both within and without the State of Maryland as the board of directors may from time to time determine or the business of the Corporation may require.


	ARTICLE II

	MEETINGS OF STOCKHOLDERS


		Section 1. All meetings of the stockholders shall be held at such time and place within the United States as the board of directors may from time to time determine.

		Section 2. No Annual Meeting of Stockholders of the Corporation shall be held unless required by applicable law or otherwise determined by the Board of Directors. At an annual meeting, the stockholders shall elect a Board of Directors and transact any other business which may properly be brought before the meeting.

		Section 3. At any time, a special meeting of the stockholders may be called by the Chairman of the Board, a majority of the Board of Directors, or by the Secretary at the request of two or more the members of the Board, and shall be called by the Chairman of the Board upon the written request of the holders of shares entitled to not less than twenty-five percent of all votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting. If the stated purpose of such shareholders' request is to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months, the meeting need not be called unless the request is made by the holders of shares entitled to cast a majority of the votes entitled to be cast at the meeting.

		Section 4. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

		Section 5. Not less than ten nor more than ninety days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, written notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

		Section 6. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

		Section 7. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless otherwise required by the Investment Company Act of 1940.

		Section 8. Each shareholder shall have one vote in person or by proxy for each share of stock having voting power held by such stockholder on each matter submitted to a vote at a meeting of stockholders, but no proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. At any election of directors, the board of directors prior thereto may, or, if they have not so acted, the chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed such inspector. The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.


	ARTICLE III

	DIRECTORS


		Section 1. The number of directors of the Corporation who shall constitute the whole board shall be five, provided, however, that by vote of a majority of the entire board of directors, the number of directors may be increased or decreased from time to time to a number not more than fifteen nor less than three, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board. Until the first annual meeting of stockholders or until successors are duly elected and qualify, the board shall consist of the persons named as such in the Articles of Incorporation.

		Section 2.  Subject to the provisions of Article II,
Section 2, the members of the Board of Directors shall be elected at an annual meeting of the stockholders, except that any vacancy in the board of directors resulting from death, resignation, increase in authorized number of directors or otherwise, may be filled for the unexpired term by a majority vote of the remaining directors in office, though less than a quorum; provided, that after the filling of any such vacancy at least two-thirds of the Board of Directors then holding office shall have been elected by the stockholders; and provided further, that if at any time less than a majority of the directors then holding office were elected by the stockholders, a stockholders' meeting shall forthwith be called, to be held as promptly as possible, and in any event within sixty days, for the purpose of electing an entire new
Board of Directors. Each director elected shall hold office until his successor is elected and qualified, until he shall have resigned, or until he shall have been removed by a vote of the stockholders. Directors need not be stockholders.

	MEETINGS OF THE BOARD OF DIRECTORS


		Section 3. Meetings of the board of directors, regular or special, may be held at any place in or out of the State of Maryland as the board may from time to time determine.

		Section 4. The first meeting of each newly elected board of directors shall be held immediately following and at the same place as the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the said time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

		Section 5. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board of directors.

		Section 6. Special meetings of the board of directors may be called by the Chairman of the Board on one day's notice to each director; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of two directors.

		Section 7. At all meetings of the board of directors, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by the laws of Maryland, or the Articles of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

		Section 8. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed in one or more counterparts by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.


	COMMITTEES OF DIRECTORS


		Section 9. The board of directors may by resolution passed by a majority of the whole board appoint from among its members an executive committee and other committees composed of two or more directors, and may delegate to such committees, in the intervals between meetings of the board of directors, any or all of the powers of the board of directors in the management of the business and affairs of the Corporation, except the power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholders' approval. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent member.

		Section 10. The committees shall keep minutes of their proceedings and when required shall report the same to the board of directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the board of directors, provided that no rights of third persons shall be affected by any such revision or alteration.


	COMPENSATION OF DIRECTORS


		Section 11. Any director, whether or not he is a salaried officer or employee, may be compensated for his services as director or as a member of a committee of directors, or as Chairman of the Board or chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the board of directors may from time to time determine.


	ARTICLE IV

	NOTICES


		Section 1. Notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. Notices to directors shall be oral or by telephone or telegram or in writing delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall deemed to be given at the time when the same shall be mailed. Notice to directors need not state the purpose of a regular or special meeting.

		Section 2. Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee is required to be given under the provisions of the Maryland law or under the provisions of the Articles of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.


	ARTICLE V

	OFFICERS


		Section 1. The officers of the Corporation shall be chosen by the board of directors and shall include a Chairman of the Board, a President, a Secretary and a Treasurer. The board of directors may also choose one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these by-laws to be executed, acknowledged or verified by two or more officers.

		Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, a Secretary and a Treasurer, none of whom, except the President, need be a member of the board.

		Section 3. The board of directors from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. The board of directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

		Section 4. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 hereof.

		Section 5. The officers of the Corporation shall serve for one year and until their successors are chosen and qualify.
Any officer or agent may be removed by the affirmative vote of a majority of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby.


	THE CHAIRMAN OF THE BOARD


		Section 6. The Chairman of the Board shall be the chief executive officer of the Corporation and shall preside at all meetings of the stockholders and directors.


	PRESIDENT

		Section 7.  The President shall be the chief
administrative officer of the Corporation. In addition, he shall, at the request or in the absence or disability of the Chairman of the Board perform the duties and exercise the powers of the Chairman of the Board, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


	THE SECRETARY


		Section 8. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings thereof and shall perform like duties for any committee when required. He shall give, or cause to be given, as required notice of meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the board of directors, affix and attest the same to any instrument requiring it. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.


	THE TREASURER

		Section 9. The Treasurer shall be the chief financial officer of the Corporation. He shall be responsible for the maintenance of its accounting records and shall render to the board of directors, at its regular meetings, or when the board of directors so requires an account of all the Corporation's financial transactions and a report of the financial condition of the Corporation.


	ARTICLE VI

	NET ASSET VALUE OF SHARES

		Section 1. The net asset value per share of the outstanding shares of Capital Stock of the Corporation shall be determined at such times as the board of directors shall prescribe, provided that such net asset value shall be determined at least weekly as of the close of business on the New York Stock
 Exchange on the last day of the week on which the Exchange is open.

		Section 2. The board of directors shall determine the net asset value, provided, however, that the board of directors may delegate to the Treasurer or the investment manager the actual calculation thereof pursuant to the board of directors' direction.


	COMPUTATION OF NET ASSET VALUE


		Section 3. The net asset value of each share of stock as of any particular time shall be determined by dividing the value of the Corporation's investments and other assets, less any liabilities, by the total outstanding shares of stock of the Corporation.


	CORPORATION'S ASSETS


		Section 4. The Corporation's assets shall be deemed to include: (A) all cash on hand or on deposit, including any interest accrued thereon, (B) all bills and demand notes and accounts receivable, (C) all securities owned or contracted for by the Corporation, (D) all stock and cash dividends and cash distributions payable to but not yet received by the Corporation
(when the valuation of the underlying security is being determined ex-dividend), (E) all interest accrued (whether or not yet subject to collection) on any interest-bearing securities owned by the Corporation (except accrued interest included in the valuation of the underlying security) and (F) all other property of every kind and nature, including prepaid expenses.


	VALUATION OF CORPORATION'S ASSETS


		Section 5.  The value of such assets is to be
determined as follows:

			(a)	The value of any cash on hand and of any
prepaid expenses shall be deemed to be their full amount.

			(b)	The value of any cash on deposit, bills,
demand notes, accounts receivable, and cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the full amount thereof, unless the board of directors shall determine that it is not worth its full amount. In such case the value of the item shall be deemed to be its reasonable value, as determined by the board of directors.

			(c)	The valuation of a security in the
Corporation's portfolio listed or traded on an exchange will be valued at its latest quoted sales price on the day the valuation is made, or, if there is no such reported sale, at the most recent quoted bid price.
Price information on these listed securities shall be taken from the exchange where the securities are primarily traded.

			(d)	Unlisted securities for which market
quotations are readily available will be valued at the most recent quoted bid price.

			(e)	Other assets and securities, including
restricted securities and other debt
obligations purchased in private
transactions for which no quotations are readily available will be valued in good faith at fair value using methods determined by the Board of Directors.


	CORPORATION'S LIABILITIES


		Section 6. The Corporation's liabilities shall not be deemed to include outstanding shares and surplus. They shall be deemed to include: (A) all bills and accounts payable, (B) all investment management fees and administrative expenses accrued,
(C) all contractual obligations for the payment of money or property, including the amount of any declared but unpaid dividends upon the Corporation's shares and all amounts held for distribution to stockholders of record as of a prior date, (D) all reserves authorized or approved by the board of directors for taxes or contingencies and (E) all other liabilities not represented by the Corporation's outstanding shares and surplus.


	ARTICLE VII

	INVESTMENT LIMITATIONS


		Section 1.  The Corporation shall not:


			(a)	Purchase any securities which would cause, at
the time of purchase, less than 25% of the value of the total assets of the Corporation to be invested in securities of utility companies (including without limitation companies that provide electricity, natural gas, water and other sanitary services, telephone and telegraph companies and other public communication services companies), or which would cause, at the time of purchase, 25% or greater of the value of the Corporation's total assets to be invested in the securities of issuers, other than utility companies, that conduct their principal business activities in the same industry.

			(b)	Purchase securities of any issuer (except
obligations of the United States Government and its instrumentalities) if as a result more than 5% of the value of the Corporation's total assets would be invested in the securities of such issuer; or purchase more than 10% of the outstanding voting securities, preferred stock or debt obligations of any issuer.

			(c)	Engage in the business of underwriting
securities issued by others or participate with others in any trading accounts. The
Corporation may, however, purchase securities which are not readily marketable, including securities subject to restrictions on disposition (in which event registration under the Securities Act of 1933 may be required prior to resale), and securities for which quotations are not readily available, but no such purchase will be made which will result in more than 25% of the value of its assets being invested in such securities.

			(d)	Invest in companies for the purpose of
exercising control or management.

			(e)	Issue any class of senior securities,
provided, however, that the Corporation may borrow money from banks or others to purchase securities, provided that at the time of such purchase the anticipated income from the securities to be purchased exceeds the amount of interest on the borrowed money. Such borrowings may not be in excess of 25% of the market value of the Corporation's assets
(including aggregate borrowings), less
liabilities (excluding such borrowings) at the time of the borrowing. The Corporation may also borrow for temporary or emergency purposes, provided that such borrowings are not in excess of 5% of its assets taken at the lower of their market value or cost.

			(f)	mortgage, pledge, or hypothecate its assets
to an extent greater than 15% of the value of its assets.

			(g)	Purchase or sell real estate.  However, the
Corporation may invest in securities secured by real estate or interests therein or issued by companies, including real estate investment trusts, which invest in real estate or interests therein.

			(h)	Purchase or sell commodities or commodity
contracts.

			(i)	Make loans, except through the purchase of
debt securities in accordance with the
Corporation's investment objective and
policies. In addition the board of directors may on the request of broker/dealers or other institutional investors, which it deems qualified, authorize the Corporation to lend securities for the purposes of covering short positions of the borrower, but only when the borrower pledges 100% cash collateral to the Corporation and agrees to maintain such collateral so that it amounts at all times to at least 100% of the value of the securities.
 Such security loans will not be made if as a result the aggregate of such loans will exceed 20% of the value of the Corporation's assets.

			(j)	Acquire any other investment company or
investment company security except in
connection with a merger, consolidation, reorganization, sale or acquisition of assets or where otherwise permitted by the Investment Company Act of 1940.

			(k)	Purchase securities on margin, make short
sales of securities or maintain a short
position.

			(l)	Purchase or retain securities of an issuer,
if those directors and officers of the
Corporation or those directors and officers above the level of vice-president of Provident National Bank owning more than 1/2 of 1% of such securities together own more than 5% of such securities.


	ARTICLE VIII

	CERTIFICATES OF STOCK


		Section 1. Each stockholder shall be entitled to a certificate or certificates which shall certify the number and kind and class of shares owned by him in the Corporation. Each certificate shall be signed by the president or a vice-president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal.

		Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

		Section 3. Notwithstanding the foregoing provisions of this Article, the Corporation shall have full power to participate in any program approved by the board of directors providing for the recording and transfer of ownership of shares of the Corporation's stock by electronic or other means without the issuance of certificates.


	LOST CERTIFICATES


		Section 4. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed, or upon other satisfactory evidence of such loss or destruction. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.


	CLOSING OF TRANSFER BOOKS


		Section 5. The board of directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety days, and in case of a meeting of stockholders not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.


	REGISTERED STOCKHOLDERS


		Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.


	TRANSFER AGENTS AND REGISTRARS


		Section 7. The board of directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.
Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.


	TRANSFER REGULATIONS

		Section 8. The shares of stock of the Corporation may be freely transferred, and the board of directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.


	ARTICLE IX

	GENERAL PROVISIONS

	DIVIDENDS


		Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the Maryland law and of the Articles of Incorporation, and further subject to the provisions if any of an automatic dividend investment plan or other similar plan which the board of directors may adopt, which may give shareholders the right to receive dividends and distributions in cash and/or shares at their option, and may provide that such shares shall be issued at net asset value notwithstanding that the same is below market value.


	STOCK LEDGER


		Section 2. The Corporation shall maintain an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.


	GIVING OF PROXIES


		Section 3. Unless otherwise ordered by the board of directors, any officer of the Corporation or the investment manager may appoint an agent or agents (who may be or include such officer himself), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or, in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the matter of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as he may deem necessary or proper in the premises.


	CUSTODIANSHIP


		Section 4. All securities owned by the Corporation and all similar investments shall be held by a custodian which shall be a bank having the qualifications prescribed in the Investment
Company Act of 1940. All securities held by said custodian shall be so held pursuant to a written contract which shall have been approved or ratified by a majority of the board of directors of the Corporation. Said contract shall meet the requirements of the General Rules and Regulations promulgated under the Investment Company Act of 1940.


	REPORTS


		Section 5. The Corporation shall transmit to its shareholders semi-annual unaudited or audited reports of its financial condition and annual reports audited by independent certified public accountants. All such reports shall be furnished to the securities commissions of every state in which the Corporation's securities are registered for sale.


	PROHIBITION AGAINST RETENTION OF CERTAIN SECURITIES


		Section 6. The Corporation may not retain in its portfolio securities issued by an issuer any of whose security holders is an officer or director of the Corporation or of its investment advisor or manager if after the purchase of the securities of such an issuer by the Corporation one or more of such officers or directors owns beneficially more than one-half of one percent (1/2%) of the shares or securities, or both, of such issuer and such officers and directors owning more than one-half of one percent (1/2%) of such shares or securities together own beneficially more than 5% of such shares or securities.


	ARTICLE X

	AMENDMENTS


		Section 1. These by-laws may be altered or repealed at any regular or special meeting of the board of directors, provided that the provisions of Article VII may not be amended without the consent of the lessor of (a) 67% of the Fund's shares present at a meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the Fund's outstanding shares, a majority vote of the holders of the Corporation's outstanding Common Stock and provided further than amendment procedure meet the requirements of the Investment Company Act of 1940, if any.